As filed with the Securities and Exchange Commission on May 5, 1998

                                                       Registration No.333-49967

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         PRE-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         COMMERCIAL FEDERAL CORPORATION
 (Exact name of the registrant as specified in its articles of incorporation)

          NEBRASKA                          6135                          47-0658852
(State or other jurisdiction of  (Primary Standard Industrial  (IRS Employer Identification No.)
incorporation or organization)   Classification Code Number)

                            2120 SOUTH 72ND STREET
                            OMAHA, NEBRASKA  68124
                                (402) 554-9200
         (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                        MR. JAMES A. LAPHEN, PRESIDENT
                        COMMERCIAL FEDERAL CORPORATION
                            2120 SOUTH 72ND STREET
                            OMAHA, NEBRASKA  68124
                                (402) 390-5361
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       COPIES OF ALL COMMUNICATIONS TO:

     CYNTHIA R. CROSS, ESQUIRE                  GREGORY A. GEHLMANN, ESQUIRE
HOUSLEY KANTARIAN & BRONSTEIN, P.C.   AND   MALIZIA, SPIDI, SLOANE & FISCH, P.C.
1220 19TH STREET, N.W., SUITE 700            1301 K STREET, N.W., SUITE 700 EAST
      WASHINGTON, D.C.  20036                     WASHINGTON, D.C.  20005

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the Effective Time, as defined in the Reorganization and Merger Agreement dated as of March 9, 1998 by and among the Registrant, Commercial Federal Bank, a Federal Savings Bank, First Colorado Bancorp, Inc. and First Federal Bank of Colorado, attached as Annex A to the Prospectus/Joint Proxy Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ________________

  If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] ________________

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Indemnification of directors and officers of Commercial is provided under
Article VI of the Articles of Incorporation of Commercial for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Commercial and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article VI of Commercial's Articles of Incorporation provides that an outside director shall not be personally liable to Commercial or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes Commercial to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not limit liability for (i) any act or omission not in good
                    ---
faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Corporation Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by Commercial or its stockholders. For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of Commercial through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

     Commercial has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to Commercial of costs incurred by it in indemnifying its directors and officers.

     Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of Commercial. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

     The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the stockholders.

     Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following are filed as exhibits to this registration statement:

     Exhibit No.         Description
     -----------         -----------
     *2/1/      Reorganization and Merger Agreement dated March 9, 1998

     *3.1/2/    Articles of Incorporation of Commercial Federal Corporation, as Amended

     *3.2/3/    Bylaws of Commercial Federal Corporation, as amended and restated

     *4.1/4/    Form of Certificate of Common Stock of Commercial Federal Corporation

     *4.2/5/    Shareholder Rights Agreement between Commercial Federal Corporation and Manufacturers Hanover Trust Company

     *5         Opinion of Fitzgerald, Schorr, Barmettler & Brennan regarding the legality of the securities being registered hereby
                (with consent)

       8        Form of Opinion of Wachtell, Lipton, Rosen & Katz regarding certain federal tax matters

     *10.1/3/   Employment Agreement with William A. Fitzgerald dated June 8, 1995

     *10.2 /3/  Change in Control Executive Severance Agreements with William A. Fitzgerald and James A. Laphen, dated June 8, 1995

     *10.3 /3/  Form of Change in Control Executive Severance Agreement entered into with Senior Vice Presidents and First Vice
                Presidents

     *10.4 /6/  Commercial Federal Corporation Incentive Plan effective July 1, 1994

     *10.5 /6/  Commercial Federal Bank Deferred Compensation Plan effective July 1, 1994

     *10.6 /7/  Commercial Federal Corporation 1984 Stock Option and Incentive Plan, as Amended and Restated, Effective August 1,
                1992

     *10.7/8/   Stock Purchase Agreement between CAI Corporation and Registrant, dated August 21, 1996

     *10.8/8/   Employment Agreement with William A. Fitzgerald, dated May 15, 1974, as Amended February 14, 1996

     *10.9/8/   Commercial Federal Savings and Loan Association Survivor Income Plan, as Amended February 14, 1996

     *10.10/9/  Employment Agreement with James A. Laphen dated June 1, 1997

     *10.11/10/ Commercial Federal Corporation 1996 Stock Option and Incentive Plan Effective January 30, 1997

    *10.12/11/ Railroad Financial Corporation 1994 Stock Option and Incentive Plan, Railroad Financial Corporation
               1991 Directors' Stock Option Plan and Railroad Financial Corporation 1986 Stock Option and Incentive
               Plan, as Amended February 22, 1991

    *10.13/12/ Railroad Financial Corporation 1994 Stock Option and Incentive Plan

    *10.14/13/ Mid Continent Bancshares, Inc. 1994 Stock Option Plan

    *21 /9/    Subsidiaries of Commercial Federal Corporation

    *23.1      Consent of Deloitte & Touche llp

    *23.2 Consent of Wachtell, Lipton, Rosen & Katz (contained in their opinion filed as Exhibit 8)

    *23.3      Consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C. (contained in their opinion filed as Exhibit 8)

    *23.4      Consent of KPMG Peat Marwick LLP

    *23.5      Form of Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

    *23.6      Consent of The Wallach Company, Inc.

    *24        Power of Attorney (See Signature Page)

    *27/14/    Financial Data Schedule

    *99.1      Form of Proxy solicited by Board of Directors of Commercial Federal Corporation

    *99.2      Form of Proxy solicited by Board of Directors of First Colorado


______________
* Previously filed.
/1/ Incorporated by reference to Annex A to the Prospectus/Joint Proxy Statement included herein.
/2/ Incorporated by reference to Registrant's Current Report on Form 8-K dated December 8, 1997.
/3/ Incorporated by reference to Registrant's Registration Statement on Form S-4 (File No. 33-60589)
/4/ Incorporated by reference to Registrant's Registration Statement on Form S-1 (File No. 33-00330)
/5/ Incorporated by reference to Registrant's Current Report on Form 8-K dated January 9, 1989
/6/ Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 (File No. 0-13082)
/7/ Incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-60448)
/8/ Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (File No. 1-11515)
/9/ Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (File No. 1-11515)
/10/ Incorporated by reference to Registrant's Registration Statement on Form
     S-8 (File No. 333-20739)
/11/ Incorporated by reference to Registrant's Registration Statement on Form
     S-8 (File No. 33-63221) and Post-Effective Amendment No. 1 to Registration Statement No. 33-01333 and No. 33-10396
/12/ Incorporated by reference to Registrant's Registration Statement on Form
     S-8 (File No. 33-63629)
/13/ Incorporated by reference to the Registrant's Post-Effective Amendment to
     Form S-4 under cover of Form S-8 (File No. 333-42817).
/14/ Not required to be filed pursuant to Rule 401 of Regulation S-T

  The Exhibit Index immediately precedes the attached exhibits.

ITEM 22.  UNDERTAKINGS

ITEM 512 OF REGULATION S-K.

     Rule 415 Offering.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Filings Incorporating Subsequent Exchange Act Documents By Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If acceleration is requested of the effective date of this registration statement pursuant to Rule 461 under the Act, in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INSTRUCTIONS TO FORM S-4.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Joint Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska as of May 1, 1998.

                              COMMERCIAL FEDERAL CORPORATION


                              By: */s/ William A. Fitzgerald
                                  ---------------------------------------------
                                  William A. Fitzgerald
                                  Chairman of the Board and Chief
                                  Executive Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.


Signature                                    Capacity                           Date
---------                                    --------                           ----
/s/ William A. Fitzgerald                    Principal Executive Officer        May 1, 1998
-------------------------------------
William A. Fitzgerald                        and Director
Chairman of the Board and
Chief Executive Officer


/s/ James A. Laphen                          Principal Financial Officer        May 1, 1998
-------------------------------------
James A. Laphen
President, Chief Operating Officer
and Chief Financial Officer


/s/ Gary L. Matter                           Principal Accounting Officer       May 1, 1998
-------------------------------------
Gary L. Matter
Senior Vice President, Controller
and Secretary


*/s/ Talton K. Anderson                      Director                           May 1, 1998
-------------------------------------
Talton K. Anderson


*/s/ Michael P. Glinsky                      Director                           May 1, 1998
-------------------------------------
Michael P. Glinsky


*/s/ William A. Krause                       Director                           May 1, 1998
-------------------------------------
William A. Krause


*/s/ Robert F. Krohn                         Director                           May 1, 1998
-------------------------------------
Robert F. Krohn



*/s/ Carl G. Mammel                          Director                           May 1, 1998
-------------------------------------
Carl G. Mammel


*/s/ Robert S. Milligan                      Director                           May 1, 1998
-------------------------------------
Robert S. Milligan


*/s/ James P. O'Donnell                      Director                           May 1, 1998
-------------------------------------
James P. O'Donnell


*/s/ Robert D. Taylor                        Director                           May 1, 1998
-------------------------------------
Robert D. Taylor


*/s/ Aldo J. Tesi                            Director                           May 1, 1998
-------------------------------------
Aldo J. Tesi


*By: /s/ James A. Laphen
    ---------------------------------
     James A. Laphen
     Attorney-in-fact
